                     THIRD AMENDMENT TO AMENDED AND RESTATED
                          REVOLVING CREDIT AGREEMENT

   This Third Amendment to Amended and Restated Revolving Credit Agreement ("Third Amendment") dated as of September 27, 1996 by and among EAGLE FINANCE CORP., a Delaware corporation ("Borrower"), CORESTATES BANK, N.A., a national banking association, HARRIS TRUST AND SAVINGS BANK, an Illinois banking corporation, BANK ONE, CHICAGO, N.A., a national banking association, COLE TAYLOR BANK, an Illinois banking corporation, FLEET BANK, N.A. (successor in interest to Natwest Bank N.A.), NBD BANK, a Michigan banking association, LASALLE NATIONAL BANK, a national banking association, THE SUMITOMO BANK, LIMITED, Chicago branch, a bank organized under the laws of Japan (successor in interest to The Daiwa Bank, Limited), THE NORTHERN TRUST COMPANY (successor in interest to Northern Trust Bank\O'Hare, N.A.) (each individually a "Bank" and collectively the "Banks" and CORESTATES BANK, N.A., as agent for the Banks hereunder (in such capacity as "Agent").

                             BACKGROUND

   A. Borrower, Banks and Agent are parties to a certain Amended and Restated Revolving Credit Agreement dated as of June 30, 1995, as amended (the "Credit Agreement"), which they are willing to further amend on the terms and conditions set forth herein.

   B. Capitalized terms used but not otherwise defined in this Third Amendment shall have the meanings respectively ascribed to them in the Credit Agreement.

   NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby promise and agree as follows:

   1.    AMENDMENTS.

         A. The Credit Agreement is amended by deleting the definitions of "Termination Date" and "Borrowing Base" contained in Section 1.01 of the Credit Agreement in their entirety and replacing such definitions with the following respective definitions:

              "Termination Date" means the earlier of (1) June 30, 1997, or
         (2) the date of termination of the Commitments pursuant to
         Section 2.02 or Section 9.01.

               "Borrowing Base" means eighty-five percent (85%) of Eligible Receivables, PROVIDED, HOWEVER, that the rate of advance shall be seventy percent (70%) for Eligible Receivables for which there has been a Modification (other than a Pre-Approved Modification) during the six (6) month period immediately preceding September 15, 1996 and, PROVIDED, FURTHER, HOWEVER, that the rate of advance shall be fifty percent (50%) for Eligible Receivables rated as D Paper. Aggregate outstanding advances on Eligible Receivables rated as D Paper shall not exceed $3,000,000 at any one time.

         B. The Credit Agreement is amended by adding the following new definitions to Section 1.01 of the Credit Agreement:

               "EAFC" shall mean Eagle Auto Funding Corp., a wholly owned special purpose Delaware Subsidiary of Borrower, formed for the purpose of acquiring and securitizing a pool of Automobile Finance Receivables from Borrower.

               "NET MANAGED RECEIVABLES" means receivables previously owned by Borrower which have been sold but are being managed by Borrower in the ordinary course of its business.

               "NET OWNED RECEIVABLES" means receivables owned solely by Borrower which are not being managed for any other Person.

         C. The Credit Agreement is amended by modifying the definition of "Eligible Receivable" by deleting Subsections "(xii)" and "(xiii)" thereof, and inserting the following new Subsections "(xii)" and "(xiii)":

               (xii) there has been no more than one (1) Extension (or two
         (2) Extensions if two (2) Extensions were already granted during that portion of the 6 month period which precedes September 1, 1996) with respect to the receivable during the six (6) month period immediately preceding the applicable Borrowing Base calculations;

               (xiii) there has been (A) no more than one (1) Modification with respect to the receivable during the six (6) month period ending September 15, 1996 and (B) no Modification with respect to the receivable after September 15, 1996.

         D. The Credit Agreement is amended by deleting the number "100,000,000" presently contained in the 29th line of Section 2.01 of the Credit Agreement and replacing it with the number "$90,000,000" which such number shall automatically be further reduced to "$70,000,000" as of October 31, 1996, to "$60,000,000" as of December 31, 1996 and "$50,000,000" as of
March 31, 1997. In connection with each such above-stated reduction in the aggregate Commitments of all of the Banks, each Bank's Commitment is (or, as the case may be, will be) reduced pro rata to the amount opposite each Bank's name on the Schedule "A" attached hereto and made part hereof.

         E. The Credit Agreement is amended by deleting Subsection 2.05(2) thereof in its entirety and replacing such Subsection with the following:

               (2) For any LIBOR Loan at a rate equal to the LIBOR Interest Rate plus two and one-half percent (2 1/2%).

         F. The Credit Agreement is amended by deleting Section 2.11 thereof in its entirety and replacing such Section with the following:

               SECTION 2.11 TERM. The term of the Commitments and the and the Credit Facility under which Revolving Credit Loans shall be made available to Borrower under the terms of this Agreement shall expire on June 30, 1997, as of which date no further Loans shall be made available by Banks to Borrower and on which date all of Borrower's obligations of every kind and nature shall, unless sooner becoming due under the terms of this Agreement, become due and payable in full.

         G. The Credit Agreement is amended by the following modifications to Section 6.11:

               (1) Subsection 6.11(1) is modified by deleting the number "sixty (60)" in the first and second lines thereof and replacing it with the number "forty-five (45)."

               (2) Subsection 6.11(3) is modified to add the following in the fourth line of such subsection after the words "month end,":

                  and contemporaneously with the submission of each Advance Request Form, certified as to accuracy by Borrower's chief financial officer, to the best of his knowledge, a borrowing base or availability certificate showing the interim calculations for the Borrowing Base

               (3) Subsections (12) and (13) of such Section are each modified by deleting therefrom the words "forty-five (45) days after each fiscal quarter" and replacing them with the following words:

                  thirty (30) days after each month end

         H. The Credit Agreement is amended, solely with respect to EAFC, to waive the requirements contained in Section 6.13 thereof that (1) Borrower provide Agent with at least 30 days written notice of the formation of such Subsidiary and (2) Borrower cause EAFC to join in each of the Loan Documents as a co-borrower.

         I. The Credit Agreement is amended by adding the following sentences to the end of Section 6.14:

               In addition to the foregoing examinations, Borrower shall
            cause BDO Seidman to perform additional examinations requested by Agent and to cause a written report thereof to be promptly submitted to Banks (the cost and expenses of which shall be the sole responsibility of Borrower), which examinations shall in any event include a monthly review of Borrower's reports related to underwriting exceptions for newly purchased accounts (which review shall include a sampling of such accounts to test the validity of the reports) and a monthly review and verification of the calculations of the Borrowing Base.

         J. (1) The Credit Agreement is amended by (a) deleting clause (x) in the first paragraph of Section 7.04 thereof and replacing it with the following new clause (x): "that not less than 85% of the consideration for any such sale or other disposition shall be paid in cash or cash equivalents," and (b) deleting the last three (3) sentences of the first paragraph of Section 7.04 (which three (3) sentences had been added in the Second Amendment to Amended and Restated Loan and Security Agreement dated as of June 28, 1996 among the parties hereto).

               (2) The Credit Agreement is amended by deleting the percentage "thirty-five percent (35%)" in the fifth line of the second paragraph of
Section 7.04 therein and replacing such percentage with "fifty percent (50%)."

         K. The Credit Agreement is amended to add the following 2 new clauses at the end of Section 7.05 thereof as additional exceptions to the prohibition on the making of investments by Borrower:

               (4) an investment of not more than $250,000 by Borrower in EAFC reasonably contemporaneously with

      EAFC'S acquisition and securitization of a pool of Automobile Finance Receivables from Borrower; and

         (5) an investment by Borrower in EAFC (to the extent such transaction would be treated as an investment) in the form of Borrower's receipt of a Class C Certificate for an amount not to exceed $5,000,000 issued by EAFC or any other entity or trust formed by EAFC to facilitate a securitization transaction.

      L. The Credit Agreement is amended by deleting Section 8.01 in its entirety and replacing such Section with the following:

            SECTION 8.01 MINIMUM TANGIBLE NET WORTH. Borrower will maintain at all times during the fiscal quarter ending June 30, 1996, a Tangible Net Worth of not less than $14,500,000. For each succeeding fiscal quarter, Borrower shall maintain at all times during such fiscal quarter a Tangible Net Worth of not less than the minimum Tangible Net Worth requirement for the immediately preceding fiscal quarter (as determined in accordance with this Section) plus an amount equal to one hundred percent (100%) of the actual positive Net Income (i.e. without any reduction for losses) of Borrower for the immediately preceding fiscal quarter.

      M. The Credit Agreement is amended to add the following sentence at the end of Section 8.02 thereof:

      If Borrower does an on-balance sheet securitization, there shall be deducted from Tangible Net Worth, solely for the purpose of calculating this covenant, any capital investment by Borrower in its securitization Subsidiary, any certificate, instrument or other obligation owing to Borrower by its securitization Subsidiary, and any reserves required to be maintained by such Subsidiary as part of a securitization transaction.

      N. The Credit Agreement is amended to add the following sentence at the end of Section 8.03 thereof:

      If Borrower does an off-balance sheet securitization, there shall be deducted from Capital Base, solely for the purpose of calculating this covenant, any capital investment by Borrower in its securitization

      Subsidiary, any certificate, instrument or other obligation owing to Borrower by its securitization Subsidiary, and any reserves required to be maintained by such Subsidiary as part of a securitization transaction.

      O. The Credit Agreement is amended by deleting Section 8.05 in its entirety and replacing such Section with the following:

            SECTION 8.05. INTEREST COVERAGE RATIO. Borrower will maintain a ratio of (i) the sum of Net Earnings PLUS Interest Expense to
      (ii) Interest Expense of at least 1.05 to 1 at all times through December 31, 1996 and at least 1.1 to 1 at all times thereafter.


      P. The Credit Agreement is amended by deleting Section 8.07 in its entirety and replacing such Section with the following:

            SECTION 8.07  ASSET QUALITY TEST.

               (1) Borrower shall not permit the sum of aggregate Net Managed
            Receivables with payments 31 days or more contractually past due to exceed 11.0% of Borrower's Net Managed Receivables at all times. Borrower shall not permit the sum of aggregate Net Managed Receivables with payments 62 days or more contractually past due to exceed 2.5% of Borrower's Net Managed Receivables at all times.

               (2) Borrower shall not permit the sum of aggregate Net Owned
            Receivables with payments 31 days or more contractually past due to exceed $12,000,000. Borrower shall not permit the sum of aggregate Net Owned Receivables with payments 62 days or more contractually past due to exceed $2,500,000.

   2.  EXTENSION FEE.

       Borrower shall, contemporaneously with the execution hereof, pay to Agent in good funds, for the benefit of, and to be distributed to Banks based on their respective Pro Rata Percentages, an extension fee of $562,500.

   3. MISCELLANEOUS.

      A. Borrower represents and warrants to the Banks and Agent that it has taken all necessary corporate action to authorize the execution, delivery and performance of this Third Amendment. This Third Amendment is, or when executed by the Borrower and delivered to the Agent, will be, duly executed and constitute valid and legally binding obligations of the Borrower, enforceable against the Borrower in accordance with its terms. Borrower hereby ratifies and restates each of the representations and warranties of the Borrower set forth in Article V of the Credit Agreement as being true and correct on the date hereof.

      B. This Third Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

      C. This Third Amendment shall amend and is incorporated into the Credit Agreement. To the extent of any express inconsistency between the terms hereof and the terms of the Credit Agreement, the terms hereof shall control. Except as expressly amended by this Third Amendment, all of the terms and conditions of the Credit Agreement remain in full force and effect.

      D. Borrower acknowledges, confirms, represents and covenants that as of September 26, 1996, (a) it is indebted to Banks, without defense, setoff, counterclaim or recoupment of any nature, in the aggregate principal amount of $91,600,000.00 for Revolving Credit Loans made pursuant to the Credit Agreement and

(b) all security interests and liens in the Collateral granted to Agent (for the benefit of Agent and Banks) under the Credit Agreement continue to be first priority perfected security interests and continue to secure all obligations and indebtedness of every kind owing from Borrower to the Banks and/or Agent.

      IN WITNESS WHEREOF, the parties have caused this Third Amendment to be executed by their respective duly authorized officers as of the date first above written.

                                SCHEDULE "A"
                   PRO RATA COMMITMENT SHARES OF BANKS


                    Prior
                  Commitment        % Share          @ 9/30/96        @ 10/31/96         @12/31/96         @ 3/31/97
=======================================================================================================================
CoreStates      $16,250,000.00     16.250000%      $14,625,000.00    $11,375,000.00    $ 9,750,000.00    $ 8,125,000.00
-----------------------------------------------------------------------------------------------------------------------
Bank One         12,500,000.00     12.500000%       11,250,000.00      8,750,000.00      7,500,000.00      6,250,000.00
-----------------------------------------------------------------------------------------------------------------------
Fleet            12,500,000.00     12.500000%       11,250,000.00      8,750,000.00      7,500,000.00      6,250,000.00
-----------------------------------------------------------------------------------------------------------------------
NBD              12,500,000.00     12.500000%       11,250,000.00      8,750,000.00      7,500,000.00      6,250,000.00
-----------------------------------------------------------------------------------------------------------------------
LaSalle          12,500,000.00     12.500000%       11,250,000.00      8,750,000.00      7,500,000.00      6,250,000.00
-----------------------------------------------------------------------------------------------------------------------
Harris           10,000,000.00     10.000000%        9,000,000.00      7,000,000.00      6,000,000.00      5,000,000.00
-----------------------------------------------------------------------------------------------------------------------
Sumitomo          8,333,333.33      8.333333%        7,500,000.00      5,833,333.33      5,000,000.00      4,166,666.67
-----------------------------------------------------------------------------------------------------------------------
Northern          8,333,333.33      8.333333%        7,500,000.00      5,833,333.33      5,000,000.00      4,166,666.67
-----------------------------------------------------------------------------------------------------------------------
Cole Taylor       7,083,333.34      7.083334%        6,375,000.00      4,958,333.34      4,250,000.00      3,541,666.66
=======================================================================================================================
               $100,000,000.00    100.00000%       $90,000,000.00    $70,000,000.00    $60,000,000.00    $50,000,000.00
=======================================================================================================================